(m)(2)
AMENDMENT TO THE PLAN OF DISTRIBUTION
PURSUANT TO RULE 12b-1
CLASS C SHARES
SCHEDULE A
PORTFOLIOS
Portfolios:
Quaker Strategic Growth Fund
Quaker Mid-Cap Value Fund
Quaker Small-Cap Value Fund
Quaker Capital Opportunities Fund
Quaker Global Tactical Allocation Fund
Quaker Small-Cap Growth Tactical Allocation Fund
Quaker Long-Short Tactical Allocation Fund
Quaker Large-Cap Value Tactical Allocation Fund
Quaker Event Arbitrage Fund
Quaker Akros Absolute Strategies Fund
Dated: July 30, 2010

/s/ Justin Brundage Justin Brundage Secretary